2020 ChinaCap Acquirco, Inc. Stockholders Approve Acquisition of Windrace International Company Limited

Marlborough, MA, October 19, 2009 – 2020 ChinaCap Acquirco, Inc. (“2020”) or (the “Company”) (Nasdaq: EDS, EDSWW and EDSUU) announced that its stockholders have approved all proposals related to the acquisition by 2020 of Windrace International Company Limited (“WHL”).  WHL is one of the largest branded sportswear companies in China that is engaged in the design, manufacturing, trading and distribution of sporting goods, including footwear, apparel and accessories, in the People’s Republic of China (“PRC”).  The vote to approve the acquisition took place today at the Company’s special meeting of stockholders.  The transaction is expected to close on October 21, 2009.  Prior to the completion of the transaction, the Company will be merged into its wholly-owned subsidiary incorporated in the British Virgin Islands, Exceed Company Limited (“Exceed”), with Exceed as the surviving entity. This will result in the redomestication of the Company to the British Virgin Islands. 2020 changed its ticker symbols from TTY, TTYWW and TTYUU for its common stock, warrants and units respectively to EDS, EDSWW and EDSUU, respectively on October 19, 2009.  Upon completion of the transaction, the common stock, warrants and units of Exceed will continue to trade on the NASDAQ Stock Market under the new ticker symbols.

“We are very pleased that our stockholders approved the acquisition of WHL,” stated George Lu, Chairman and Chief Executive Officer of 2020. “This transaction provides the business of WHL with a public listing on NASDAQ and the capital to execute its growth strategy of scaling up its distribution network through continued supply chain management enhancements and expansion as well as continued product innovation. WHL has a strong track record of growth, having emerged as one of the leading sporting goods companies in China over the last six years, and we look forward to working with the WHL management team to take the business to the next level and build shareholder value over the long-term.”

ABOUT 2020 CHINACAP ACQUIRCO, INC.

2020 is a public acquisition company organized as a corporation under the laws of the State of Delaware on August 21, 2006. It was formed to effect a business combination with an unidentified operating business having its operations in China. In November 2007, it consummated its IPO from which it derived gross proceeds of $69 million, including proceeds from the exercise of the underwriters' over-allotment option. $68 million of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of 2020’s common stock in connection with its liquidation and dissolution. Other than its IPO and the pursuit of a business combination, 2020 has not engaged in any business to date.

FORWARD LOOKING STATEMENTS

The transaction described herein is subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of certain conditions to the closing of the proposed merger and the ability of WHL to successfully utilize the additional capital made available to it by the acquisition.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of 2020. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in certain of 2020’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that 2020 files from time to time with the Securities and Exchange Commission. 2020 is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

INVESTOR RELATIONS CONTACT

Devlin Lander
ICR
(415) 419-5606
devlin.lander@icrinc.com